STOCK PURCHASE AGREEMENT



This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of 10 day of March 2006, by and between Guilian li (ID: 110103196312121002) and Ziyang Zong(ID:132429197110271811) ("Purchaser") and KIWA BIO-TECH PRODUCTS GROUP CORPORATION (the"Company"), a company incorporated under the laws of the State of Delaware in the United States of America whose registered office is at 415 W. Foothill Blvd, Suite# 206, Claremont CA 91711, USA.

WITNESSETH

WHEREAS, the Company desires to sell to Purchaser and Purchaser desires to purchase from the Company a total of 5,000,000 newly issued, restricted shares (the "Shares") of the Common Stock of the Company, par value $0.001 per share, upon the terms, provisions and conditions and for the consideration hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:


Section 1. Issuance and Sale of Shares

Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement, the Company agrees to sell and deliver the Shares to Purchaser, free and clear of all liens, pledges, encumbrances, and adverse claims, and Purchaser agrees to purchase the Shares from the Company for the consideration hereinafter set forth.


Section 2. Purchase Price

The total purchase price to be paid to the Company by Purchaser for the Shares is 6 million RENMINBI YUAN (RMB1.20 per Share) (the "Purchase Price").


Section 3. The Closing

Upon execution of this Agreement, Purchaser shall deliver to the Company 30% of total Purchase Price in 10 days from the effective date of this Agreement, and the balance shall be paid to the Company in 20 days from the effective date of this Agreement; and immediately upon full payment, the Company shall deliver to Purchaser a certificate evidencing the Shares issued in the name of Purchaser.


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Section 4. Risk factors

The Purchaser agrees that investment in the Common Stock of the Company involves a high degree of risk and should be regarded as speculative. The Purchaser further represents and agrees that it can afford a loss of its entire investment. In addition to the other information contained in this document, the Purchaser has considered carefully the following factors.

    a) Limited Operating History. The Company has only a limited operating history from which Purchaser can evaluate its business and prospects for future success. The Company has recognized only very limited revenues to date. The Company currently believes it will need capital in the amounts reflected in the business plan prepared in December 2005 to achieve the projections contained herein. To the extent the proceeds of this sale of Shares are less than that amount, the Company intends to raise further funds by equity investment.

    b) No Assurance of Profitable Operations. The Business Plan of the Company projects income and expenses based upon the best estimates of management. Due to the unique and innovative nature of the business the projections of both income and expenses contained in the Business Plan involve a high degree of estimation with no similar business experiences to review.

    c) Arbitrary Offering Price. The Company has arbitrarily determined the Purchase Price per share. Among the factors considered were estimates made by the principals as to the future prospects of the Company and its operations, expenses and potential revenues. Such estimates were prepared by the principals based on their experience in the industry and current market conditions. There can be no assurances the projections prepared by the principals for the Company will be achieved.

    d) Lack of Transferability, Marketability and Liquidity of the Shares. The Common Stock is currently quoted for trading on OTC Bulletin Board, but trading volume is low and liquidity is limit. Consequently, the Purchaser should be prepared to remain a shareholder of the Company for long time. The Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being offered in reliance on certain exemptions contained in the Act. The Shares may not be sold in the public market except pursuant to an effective registration statement or an exemption from registration under the Act.

    e) Minimal Capital. The Company will use the net proceeds of the sale of the Shares to fund its corporate expenses, fixed assets investment as well as research and development, for developing, manufacturing and distributing its products and services and for organizational operations. Net proceeds from the sale of the Shares will also be used for general working capital. There can be no assurances such funding will be sufficient. If the amount of funding is not sufficient to obtain profitable business operations and the Company is liquidated, there will very likely not be any assets in the Company for payment to the shareholders.

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    f)    Dependence on Key Personnel. The Company's development of its concept and business is dependent on its management team and the loss of any one of these persons could have a material adverse effect on the Company.

    g) Unreliability of Projections. Projections contained in the Business Plan were prepared from management's reasonable estimates of possible product and service revenue, and expense projections as well as the consequent possible financial returns the Company could receive if such revenue and expenses were achieved. Such estimates were based on management's experience with the industry and business practices. The Purchaser should have had the opportunity to review with the representatives of the Company, the various critical assumptions made by the Company and the various estimates that were made in preparing the projections. The projections were not prepared with a view toward compliance with the Association of Independent Certified Public Accountants guidelines for projections. The assumptions and estimates are uncertain and the actual results of the Company will vary from the projected results and could vary substantially.

Section 5. Representations and Warranties of Purchaser

In connection with the transactions contemplated hereby, Purchaser hereby represents and warrants to the Company that:

    a) Purchaser understands that the Common Stock of the Company is quoted on the OTC Bulletin Board of the NASD, and that the Shares have not been registered under the Act. At the present trading of the Company's stock is subject to Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Act.

    b) Purchaser has such knowledge and experience in financial and business matters that it is capable of seeking out and evaluating the information relevant to evaluating the Company, the proposed activities thereof, and the merits and risks of the prospective investment, and to make an informed investment decision in connection therewith.

    c) Purchaser has reviewed all SEC filings and has had an opportunity to discuss with the Company.

    d) Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of the Act. Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to Purchaser's net worth; Purchaser's investment in the Company will not cause such overall commitment to become excessive; and Purchaser can afford to bear the loss of Purchaser's entire investment in the Company.

    e) Purchaser understands that all information which Purchaser has provided to the Company concerning Purchaser, Purchaser's financial position and knowledge of financial and business matters is correct and complete as of the date set forth below and, if there should be any material change in such information prior to the acceptance of this subscription, Purchaser shall promptly notify the Company thereof.

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

    f) If Purchaser is a United States person or entity, Purchaser represents that Purchaser satisfies any suitability or other applicable requirements of Purchaser's state of residence and/or state in which the Common Stock are purchased.

    g) If Purchaser is not a United States person or entity, such Purchaser hereby represents that he, she or it has satisfied himself, herself or itself as to the full observance of the laws of his, her or its jurisdiction in connection with any invitation to subscribe for the Common Stock or any use of this Agreement, including (i) the legal requirements within his, her or its jurisdiction for the purchase of the Common Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Common Stock. Such Purchaser's subscription and payment for, and his, her or its continued beneficial ownership of the Common Stock, will not violate any applicable securities or other laws of his, her or its jurisdiction.

    h) If an individual, Purchaser is over 21 years of age. If Purchaser is acting in a representative capacity for a corporation, partnership or other business entity, such entity is validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to subscribe and perform its obligations hereunder, has taken all action necessary to purchase the Common Stock pursuant to this Agreement, and was not organized for the purpose of acquiring the Common Stock.

    i) Purchaser agrees that Purchaser will not attempt to sell, transfer, assign, pledge or otherwise dispose of all or any portion of the Common Stock unless they are registered under the Act or unless in the opinion of counsel satisfactory to the Company an exemption from such registration is available. Purchaser understands that the Common Stock have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon Purchaser's investment intention.

    j) Purchaser understands that no securities administrator of any state or any other jurisdiction has made any finding or determination relating to the fairness of this investment and that no securities administrator of any state or any other jurisdiction has recommended or endorsed, or will recommend or endorse, the offering of the Common Stock.

    k) Purchaser has relied solely upon the advice of Purchaser's own tax and legal advisors with respect to the tax and other legal aspects of the investment.

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    l)   Purchaser warrants that Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Act and,

    m) The sale of the Shares to Purchaser is being made without any public solicitation or advertisements.


Section 6. Representations and Warranties of the Company

In connection with the transactions contemplated hereby, the Company hereby represents and warrants to Purchaser as follows:

6.1. Organization, Standing and Power.

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction (the State of Delaware in the United States of America) in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse effect with respect to the Company, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of the Company to maintain its current business operations or to consummate the transactions contemplated by this Agreement in any material respect.

6.2. Validity of Transaction.

This Agreement and, as applicable, each other agreement contemplated hereby are valid and legally binding obligations of the Company, enforceable in accordance with their respective terms against the Company, except as limited by bankruptcy, insolvency and similar laws affecting creditors generally, and by general principles of equity. At the time that the Shares are sold, assigned, transferred and conveyed to Purchaser pursuant to this Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

The execution, delivery and performance of this Agreement have been duly authorized by the Company and will not violate any applicable federal or state law, any order of any court or government agency or the articles or certificate of incorporation of the Company.

6.3. Capital Structure.

The authorized stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share and 20,000,000 shares of preferred stock, par value $0.001 per share.

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On the Closing Date hereof, the Company has 65,100,278 shares of Common Stock outstanding, and there is no preferred stock outstanding. No share of Company Common Stock is held by the Company in its treasury. No bonds debentures, notes or other indebtedness of the Company having the right to vote. There are no outstanding stock appreciation rights or similar derivative securities or rights of the Company.

In addition, there are warrant to purchaser approximately 6,400,000 shares of warrants in relation to consultant services and several loansoutstanding. Under the Company's 2004 Stock Incentive Plan 1,047,907 shares of Company Common Stock are reserved for issuance, but no stock options have been granted under the Plan.

6.4. Authority: Non-contravention.

The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

6.5 No Undisclosed Material Liabilities.

Except as otherwise set forth in the Company's periodic reports as filed with SEC pursuant to the requirements of the Act, the Company has no Liabilities. "Liability" means, as to any person, all debts, liabilities and obligations, direct, indirect, absolute or contingent of such person, whether accrued, vested or otherwise, whether known or unknown and whether or not actually reflected, or required in accordance with GAAP to be reflected, in such person's balance sheet.

6.6. Litigation, etc.

As of the date hereof, (a) there is no suit, claim, action or proceeding (at law or in equity) pending or, to the knowledge of the Company, threatened against the Company (including, without limitation, any product liability claims) before any court or governmental or regulatory authority or body, and (b) the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order that, in any such case described in clauses (a) and
(b), (i) could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or (ii) involves an allegation of criminal misconduct or a violation of the Racketeer and Influenced Corrupt Practices Act, as amended. As of the date hereof, there are no suits, actions, claims or proceedings pending or, to the Company's knowledge, threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated by this Agreement.


Section 7. Survival of Representations and Warranties

All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the closing.

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Section 8. Registration Rights

Beginning on the date that is 16 months after the date of this Agreement, the Purchaser will be entitled to the piggy-back registration rights set forth in Exhibit A.

Section 9. Entirety and Modification

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.


Section 10. Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.


Section 11. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

In relation to any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings"), each party irrevocably submits to the jurisdiction of the courts of the state of Delaware and waives any objection to Proceedings in any such court on the grounds of venue or on the grounds that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

PURCHASER:
BY:
   --------------------------
Name:
Title:


The Company:
BY:
   --------------------------
Name: Li Wei
Title: Chairman and CEO

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                                    EXHIBIT A
1.  REGISTRATION RIGHTS.

1.1 Definitions. For purposes of this Section 1:

    a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

    b) Registrable Securities. The term "Registrable Securities" means: (1) the shares Common Stock of the Company issued to Purchaser pursuant to this Agreement and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any shares of Common Stock described in clause (1) of this subsection (b). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise or securities which can be sold in accordance with Rule 144(k) promulgated under the Securities Act.

    c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and are then issued and outstanding.

    d) Holder. For purposes of this Section 1, the term "Holder" means any person owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 1 have been duly assigned in accordance with this Agreement.

    e) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

1.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within fifteen (15) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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    a)   Underwriting. If a registration statement under which the Company gives notice under this Section 1.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Exhibit A, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall include in such offering (i) first, all the securities the Company proposes to register for its own account, and (ii) second, Holder's Registrable Securities and other shares of Common Stock of the Company requested to be included by other investors having written registration rights agreements with the Company respecting such shares ("Other Registrable Securities"), with Holder and each such investor proposing to sell such shares participating in such registration on a pro rata basis, such participation to be based upon the number of shares of Registrable Securities and Other Registrable Securities then held by the Holder and each such investor, respectively; provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities or Other Registrable Securities and are held by any other person, including, without limitation, any person who is an employee or officer of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities and Other Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

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    b)   Expenses. All expenses incurred in connection with a registration pursuant to this Section 1.2 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders and legal fees of counsel for the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

1.3 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

d) Blue Sky. Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

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f)  Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities provided however, that the Company's obligation to obtain a "comfort" letter shall be limited to commercially reasonable efforts. If such securities are not being sold through underwriters, then the Company shall furnish, at the request and at the sole expense of any Holder requesting registration of Registrable Securities, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

1.5 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 1.2:

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    a)   By the Company. To the extent permitted by law; the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

         (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

         (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

         (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

    b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 1.5(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

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    c)   Notice. Promptly after receipt by an indemnified party under this
         Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
         Section 1.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 1.5 to the extent the indemnifying party is prejudiced as a result thereof, but the omission so to deliver written notice to the indemnified party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
         Section 1.5.

    d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

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    e)   Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either
         (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 1.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 1.5; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

    f)   Survival. The obligations of the Company and Holders under this Section
         1.5 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

1.6 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to (i) any affiliate of a Holder, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of a Holder or (iii) any family member or trust for the benefit of any Holder, or (iv) any transferee who is acquiring at least 25% shares of Registrable Securities held by the Holder prior to the transfer. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

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1.7 Termination of the Company's Obligations. The Company's registration obligations under this Exhibit A shall terminate four years after the date of this Agreement or, if sooner when, in the opinion of counsel to the Company, all Registrable Securities held by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.














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